EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 33-49262 of The AES Corporation on Form S-8 of our report dated June 22, 1998 on the financial statments and supplemental schedules of The AES Corporation Profit Sharing and Stock Ownership Plan (the Plan) appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 1997.



/s/ Deloitte & Touche LLP
Washington, DC
June 29, 1998

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